Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271893 on Form S-4 of New Whale Inc. and World Wrestling Entertainment, Inc. of our report dated May 12, 2023, relating to the financial statements of Zuffa Parent, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

August 10, 2023